EXHIBIT 23.1

ROWLES & COMPANY, LLP
Letterhead

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CN Bancorp, Inc.
Glen Burnie, Maryland

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-114355) and Forms S-8 (Nos. 333-116359, 333-116363 and 333-116380) of CN Bancorp, Inc. of our report dated January 25, 2007 relating to the consolidated financial statements of CN Bancorp, Inc., which appears in the 2006 Form 10-KSB.

/s/ Rowles & Company, LLP

Baltimore, Maryland
March 6, 2007